SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

ANTAGA INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4405 Powell Ave,
Montreal, QC, H4P 1E5
(514) 967-4372
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANTAGA INTERNATIONAL CORP
Form 8-K
Current Report

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 10, 2012 Georgi Parrik resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

•	As of May 10, 2012, Chih-Wei Chang was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and a Chairman of the Board of Directors.

The biography for Mr. Chang is set forth below:

CHIH-WEI CHANG Mr. Chang was the principal owner of an architectural and construction firm in Taiwan from 1975-1983, Chang oversaw the architectural design and construction for both residential homes and commercial real estate in Taiwan.  After this, Chang owned and operated several successful restaurants in Asia, in Taipei Taiwan and Shanghai China.  Chang is also an avid and astute investor in the Asian securities markets, often investing in start-up ventures, the ventures of his interest are diverse, ranging from natural resources to high-technology to real estate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTAGA INTERNATIONAL CORP.
Date: May 11, 2012	By: /s/ Chih-Wei Chang
Steve Aninye
Chief Executive Officer